Exhibit 5.2

May 30, 2017

OneMain Holdings, Inc.

Springleaf Finance Corporation

601 N.W. Second Street

Evansville, Indiana 47708

RE: Springleaf Finance Corporation: Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to Springleaf Finance Corporation, an Indiana corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2022 (the “Notes”) to be issued under the Indenture, dated as of December 3, 2014 (the “Base Indenture”), among the Company, OneMain Holdings, Inc. (formerly known as Springleaf Holdings, Inc.), a Delaware corporation, as guarantor (the “Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of May 15, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor, and the Trustee. The Indenture provides that the Notes are to be guaranteed by the Guarantor (the “OMH Guarantee” and, together with the Notes, the “Securities”), pursuant to which the Company issued $500,000,000 aggregate principal amount of its 6.125% Senior Notes due 2022 on May 15, 2017.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form S-3 (File No. 333-200408) of the Company and the Guarantor relating to debt securities and other securities of the Company and the Guarantor filed on November 20, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated November 20, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated May 24, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated May 24, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)           an executed copy of the Underwriting Agreement, dated May 24, 2017 (the “Underwriting Agreement”), among the Company, the Guarantor and Barclays Capital Inc., as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantor to the Underwriters of the Securities;

(f)            an executed copy of the Indenture, including Article XVII of the Base Indenture and Article 9 of the Supplemental Indenture containing the guaranty obligations of the Guarantors (the “Guarantees”);

(g)           the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(h)           a copy of the Amended and Restated Bylaws of the Guarantor, as amended and in effect as of the date hereof;

(i)            a copy of the Restated Certificate of Incorporation of the Guarantor, as amended, certified by the Secretary of State of the State of Delaware;

(j)            a copy of certain resolutions of the Board of Directors of the Guarantor, adopted on November 19, 2014 and on February 10, 2017, and a copy of the unanimous written consent of the Board of Directors of the Guarantor, dated May 15, 2017, each certified by the Secretary of the Guarantor;

(k)           an executed copy of a certificate of Jack R. Erkilla, Senior Vice President and Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”); and

(l)            an executed copy of a certificate of Jack R. Erkilla, Senior Vice President and Secretary of the Guarantor, dated the date hereof (the “Guarantor Secretary’s Certificate” and, together with the Company Secretary’s Certificate, the “Secretary’s Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantor and others and of public officials, including those in the Secretary’s Certificates and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

As used herein, “Transaction Agreements” means the Indenture, Underwriting Agreement and the Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.             When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.             The OMH Guarantee has been duly authorized by all requisite corporate action on the part of the Guarantor under the DGCL and, when the Note Certificate is issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the OMH Guarantee will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)           the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)           except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)           we do not express any opinion with respect to the enforceability of the provisions contained in Section 17.03 of the Base Indenture to the extent that such provision limits the obligations of the Guarantor under the Indenture or any right of contribution of any party with respect to the OMH Guarantee;

(f)            we do not express any opinion with respect to the enforceability of Article XVII of the Base Indenture to the extent that such section provides that the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(g)           we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

(h)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)           the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)           the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)           each of the Transaction Agreements had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)           neither the execution and delivery by the Company or the Guarantor of the Transaction Agreements to which the Company or the Guarantor is a party nor the performance by the Company and the Guarantor of their obligations thereunder, including the issuance and sale of the Securities contemplated thereby: (i) conflicted or will conflict with the certificate of incorporation, bylaws, or any other comparable organizational document of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or the Guarantor or their respective properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or the Company’s and the Guarantor’s Annual Reports on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or the Guarantor or their respective properties are subject, or (iv) violated or will violate any law, rule or regulation to which the Company or the Guarantor or their respective properties are subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)           neither the execution and delivery by the Company or the Guarantor of the Transaction Agreements to which the Company or the Guarantor is a party nor the performance by the Company and the Guarantor of their obligations thereunder, including the issuance and sale of the Securities contemplated thereby, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Jack R. Erkilla, Senior Vice President, Deputy General Counsel and Secretary of the Company, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.1 to the Company’s and the Guarantor’s Current Reports on Form 8-K.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJS